Exhibit 10.12.05

AMENDMENT TO
UNIONVILLE WATER COMPANY
MONEY PURCHASE PENSION PLAN

     THIS AMENDMENT made this 23rd day of February 2004, by and between THE UNIONVILLE WATER COMPANY, a corporation organized under the laws of the State of Connecticut and having its principal place of business in Unionville, Connecticut (hereinafter called the “Employer”), for the purpose of amending the Unionville Water Company Money Purchase Plan (the “Plan”),

W I T N E S S E T H:

     WHEREAS, by written Plan instrument dated December 30, 2003, the Employer amended and restated the Plan by the execution of a Nonstandard Safe Harbor Adoption Agreement to the Defined Contribution Basic Plan Document 01; and

     WHEREAS, by Adoption Agreement Amendment, also dated December 30, 2003, the Employer amended the Plan for compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”); and

     WHEREAS, contributions ceased under the Plan effective December 31, 2003, and the Plan has been terminated effective as of such date; and

     WHEREAS, the Plan was submitted for Internal Revenue Service approval on January 23, 2004; and

     WHEREAS, the Employer wishes to further amend the Plan in the particulars set forth below, in order to comply with the final regulations under Section 401(a)(9) of the Internal Revenue Code of 1986, as amended (the “Code”);

     NOW, THEREFORE, the Plan is amended in the following respects:

     1. The following new unnumbered Section is added to the Plan:

     “Minimum Distribution Requirements.

          (a) General Rules.

               (1) Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

               (2) Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

               (3) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

               (4) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

          (b) Time and Manner of Distribution.

               (1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

               (2) Death of the Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

                    (A) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as otherwise provided in this Section, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

                    (B) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then except as otherwise provided in this Section, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                    (C) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

                    (D) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subparagraph (2), other than subparagraph (2)(A), will apply as if the surviving spouse were the Participant.

     For purposes of this subparagraph (2) and paragraph (d), unless subparagraph (2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If subparagraph (2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph (2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph (2)(A)), the date distributions are considered to begin is the date distributions actually commence.

               (3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with paragraphs (c) and (d) of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

          (c) Required Minimum Distributions During Participant’s Lifetime.

               (1) Amount of Required Minimum Distributions For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                    (A) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

                    (B) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

               (2) Lifetime. Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

          (d) Required Minimum Distributions After Participant’s Death.

               (1) Death On or After Date Distributions Begin.

                    (A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

                         (i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                         (ii) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

                         (iii) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

                    (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

               (2) Death Before Date Distributions Begin.

                    (A) Participant Survived by Designated Beneficiary. Except as otherwise provided in this Section, if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subparagraph (d)(I).

                    (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

                    (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph (b)(2)(A), this subparagraph (d)(2) will apply as if the surviving spouse were the Participant.

               (e) Definitions.

               (1) Designated beneficiary. The individual who is designated as the beneficiary under the applicable provisions of the Plan and is the designated beneficiary under Section 401 (a)(9) of the Code and Section 1.401(a)(9)-I, Q&A-4, of the Treasury regulations.

               (2) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph (b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

               (3) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

               (4) Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

               (5) Required beginning date. The date specified in the applicable provisions of the Plan relating to required beginning date.”

     IN WITNESS THEREOF, the Employer hereby executes this Amendment on the day year first above written.

THE UNIONVILLE WATER COMPANY

/s/ Maureen P. Westbrook

Its Vice President – Administration & Government Affairs